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                                                                  EXHIBIT 23.01


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cardinal Health, Inc. on Form S-4 of our report dated August 13, 1996, appearing in the Annual Report on Form 10-K of Cardinal Health, Inc. for the year ended June 30, 1996, and to the references to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
September 10, 1996